Exhibit 24.1
POWERS OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of EAGLE ROCK ENERGY G&P, LLC (the “Company”), a Delaware limited liability company, acting in its capacity as general partner of Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), does hereby appoint ALEX A. BUCHER and RICHARD W. FITZGERALD, his true and lawful attorneys-in-fact and agents to do any and all acts and things, and execute any and all instruments which, with the advice and consent of Counsel, said attorneys-in-fact and agents may deem necessary or advisable to enable the Company and Partnership to comply with the Securities Act of 1934, as amended, and any rules, regulations, and requirements thereof, to sign his name as a director and/or officer of the Company to the Form 10-K Report for Eagle Rock Energy Partners, L.P., each for the year ended December 31, 2006, and to any instrument or document filed as a part of, or in accordance with, each said Form 10-K or amendment thereto; and the undersigned do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have subscribed these presents this 2nd day of April, 2007.

Signature	Title	Date

/s/ Alex A. Bucher Alex A. Bucher	Chief Executive Officer and President (Principal Executive Officer)	April 2, 2007
/s/ Richard W. FitzGerald Richard W. FitzGerald	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 2, 2007
/s/ William J. Quinn William J. Quinn	Chairman of the Board and Director	April 2, 2007
/s/ Kenneth A. Hersh Kenneth A. Hersh	Director	April 2, 2007
/s/ Philip B. Smith Philip B. Smith	Director	April 2, 2007
/s/ John A. Weinzierl John A. Weinzierl	Director	April 2, 2007
/s/ William K. White William K. White	Director	April 2, 2007